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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10225) pertaining to the Savings and Security Plan of the Lockport and Waterbury Facilities of our report dated June 11, 2003, with respect to the financial statements and schedule of the Savings and Security Plan of the Lockport and Waterbury Facilities included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                            /s/ Ernst & Young LLP
                                            --------------------------

Pittsburgh, Pennsylvania
June 24, 2003